As filed with the Securities and Exchange Commission on January 12, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Consilium Acquisition Corp I, Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1602789
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2400 E. Commercial Boulevard, Suite 900
Ft. Lauderdale, FL 33308
Telephone: (954) 315-9381
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles Cassel
Chief Executive Officer and Chief Financial Officer
c/o Consilium Acquisition Corp I, Ltd.
2400 E. Commercial Boulevard, Suite 900
Ft. Lauderdale, FL 33308
Telephone: (954) 315-9381
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway, Esq. Faiz Ahmad, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, California 90071 (213) 687-5000	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-261570

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(2)	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
Units, each consisting of one Class A ordinary share, one right to acquire one-tenth (1/10) of a Class A ordinary share and one-half of one redeemable warrant(3)	1,725,000	$10.00	$17,250,000		$1599.08
Class A ordinary shares included as part of the Units(4)	1,725,000	—	—		—	(5)
Rights included as part of the Units(4)	1,725,000	—	—		—	(5)
Redeemable warrants included as part of the units(4)	862,500	—	—		—	(5)
Class A ordinary shares underlying the Rights included as part of the Units(3)	172,500	10.00	1,725,000		159.91
Class A ordinary shares issuable upon exercise of redeemable warrants included as part of the Units(4)	862,500	11.50	$9,918,750	(6)	919.47
Total			$28,893,750		$2,678.46	(7)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-261570).
(3)	Includes 225,000 Units, consisting of 225,000 Class A ordinary shares and 112,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(4)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share dividends or similar transactions.
(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(7)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $288,937,500 on its Registration Statement on Form S-1, as amended (File No. 333-261570), which was declared effective by the Securities and Exchange Commission on January 12, 2022. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,893,750 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 1,725,000 additional units of Consilium Acquisition Corp I, Ltd., a Cayman Island exempted company (the “Registrant”), each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each right entitles the holder thereof to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (File No. 333-261570) (the “Prior Registration Statement”), initially filed by the Registrant on December 9, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on January 12, 2022. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 13, 2022), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 13, 2022.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-261570) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit	Description
5.1	Opinion of Walkers (Cayman) LLP, Cayman Islands legal counsel to the Registrant
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of BDO USA, LLP
23.2	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24	Power of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No 333-261570) filed on December 9, 2021).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida on the 12th day of January, 2022.

CONSILIUM ACQUISITION CORP I, LTD.

By:	/s/ Charles Cassel
Name:	Charles Cassel
Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 12, 2022.

Signature	Title

/s/ Charles Cassel	Chief Executive Officer and Chief Financial Officer
Charles Cassel	(principal executive officer, principal financial officer and principal accounting officer)

/s/ Jonathan Binder	Chairman
Jonathan Binder

/s/ Irakli Gilauri	Director
Irakli Gilauri

/s/ Peter Tropper	Director
Peter Tropper

/s/ Salman Alam	Director
Salman Alam

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